SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 17, 2005 (June 13, 2005)

Cogent Communications Group, Inc.

(Exact Name of Registrant as
Specified in Charter)

1-31227

(Commission File No.)

52-2337274

(IRS Employer
Identification No.)

Delaware

(State or Other Jurisdiction
of Incorporation)

1015 31st Street N.W.
Washington, DC 20007

(Address of Principal
Executive Offices)

(202) 295-4200

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04             TRIGGERING EVENT THAT ACCELERATES DIRECT FINANCIAL OBLIGATIONS

On June 13, 2004, Cogent Communications Group, Inc. (the “Company”) closed its public offering of the sale of shares of its common stock with aggregate gross proceeds in the amount of $69.0 million, pursuant to a registration statement filed on Form S-1 with the Securities and Exchange Commission on February 14, 2005 (the “Offering”). The closing of the Offering constitutes a liquidity event under each of the (i) Third Amended and Restated Credit Agreement, dated July 31, 2003, by and among the Company and Cisco Systems Capital Corporation (the “Credit Agreement”) and (ii) Note Purchase Agreement, dated February 24, 2005, by and among the Company and Columbia Ventures Corporation (the “Note”), and hence is a triggering event for an acceleration of payment under each of the Credit Agreement and the Note.

Pursuant to this acceleration event, the Company has paid to Cisco Systems Capital the full amount due and payable under the Credit Agreement in the principal amount of $17.0 million (no accrued interest) and has terminated the Credit Agreement. The Company has also paid to Columbia Ventures the full amount due and payable under the Note in the principal amount of $10.0 million plus approximately $0.1 million in accrued interest and has no further obligations or rights under the Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COGENT COMMUNICATIONS GROUP, INC.

Date: June 17, 2005	By:	/s/ Robert Beury
Robert Beury
Chief Legal Officer